UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2015

Carter Validus Mission Critical REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55435	46-1854011
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4890 West Kennedy Blvd.

Suite 650

Tampa, Florida 33609

(Address of principal executive offices)

(813) 287-0101

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

First Amendment to Management Agreement

On May 7, 2015, Carter Validus Mission Critical REIT II, Inc. (the “Company”) entered into an amendment (the “First Amendment”) to the Management Agreement (as amended and renewed, the “Management Agreement”), by and among the Company, Carter Validus Operating Partnership II, LP (the “Operating Partnership”) and Carter Validus Real Estate Management Services II, LLC (the “Property Manager”), dated May 19, 2014. The purpose of the First Amendment, which is attached as Exhibit 10.1 hereto, is to clarify certain fees payable to the Property Manager in connection with leasing properties and to conform certain terms of the compensation the Company is required to pay the Property Manager with the disclosure contained in the prospectus that is part of the Company’s registration statement on Form S-11, as declared effective by the Securities and Exchange Commission (the “SEC”) on May 29, 2014 (File No. 333-191706) (the “Registration Statement”), as amended and supplemented from time to time.

Pursuant to the terms of the First Amendment, the Property Manager shall be entitled to receive a separate fee in connection with leasing properties to new tenants or renewals or expansions of existing leases with existing tenants in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area.

Further, to make the terms of the Management Agreement consistent with the Company’s prospectus, the First Amendment provides that (i) in the event the Company contracts directly with third parties for property management and leasing services, the Company, in its sole discretion, may pay the Property Manager an oversight fee in the aggregate amount of up to 1.0% of the gross revenues of the property managed; provided, however, that in no event shall the Company pay both a property management fee and an oversight fee with respect to any particular property; and (ii) in the event the Property Manager assists with planning and coordinating the construction of any tenant improvements or capital improvements, the Property Manager shall be entitled to receive from the Company an amount equal to not greater than 5.0% of the cost of such improvements.

The material terms of the First Amendment are qualified in their entirety by the First Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 8.01	Other Events.

Distributions

On May 7, 2015, the board of directors of the Company approved and authorized a daily distribution to the Company’s stockholders of record as of the close of business on each day of the period commencing on June 1, 2015 and ending August 31, 2015. The distributions will be calculated based on 365 days in the calendar year and will be equal to $0.001753425 per share of Class A common stock, which is equal to an annualized distribution rate of 6.40%, assuming a purchase price of $10.00 per share of Class A common stock. The distributions for each record date in June 2015, July 2015 and August 2015 will be paid in July 2015, August 2015 and September 2015, respectively. The distributions will be payable to stockholders from legally available funds therefor.

Renewal of Advisory Agreement

On May 7, 2015, the Company, along with the Operating Partnership and Carter Validus Advisors II, LLC (the “Advisor”), executed a mutual consent to renew the Amended and Restated Advisory Agreement (as amended, the “Advisory Agreement”), by and among the Company, the Operating Partnership and the Advisor, dated June 10, 2014. As a result of the renewal, the Advisory Agreement was extended through June 9, 2016.

The material terms of the Advisory Agreement are qualified in their entirety by the terms of the agreement attached as Exhibit 10.2 to Post-Effective Amendment No. 1 to the Company’s Registration Statement filed with the SEC on June 12, 2014, and incorporated herein by reference.

Renewal of Management Agreement

On May 7, 2015, the Company, along with the Operating Partnership and the Property Manager, executed a mutual consent to renew the Management Agreement, as amended by that certain First Amendment. As a result of the renewal, the Management Agreement was extended through May 18, 2016.

        The material terms of the Management Agreement are qualified in their entirety by the terms of the agreement attached as Exhibit 10.3 to Pre-Effective Amendment No. 4 to the Company’s Registration Statement filed with the SEC on May 20, 2014, and incorporated herein by reference. Also, the material terms of the First Amendment are qualified in their entirety by the terms of the agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	First Amendment to Management Agreement by and between Carter Validus Mission Critical REIT II, Inc., Carter Validus Operating Partnership II, LP and Carter Validus Real Estate Management Services II, LLC, dated May 7, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carter Validus Mission Critical REIT II, Inc.

Dated: May 13, 2015	By:	/s/ Todd M. Sakow
	Name:	Todd M. Sakow
	Title:	Chief Financial Officer